Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to Registration Statement (Form S-3 No. 333-82626) and related Prospectus of Insignia Systems, Inc., for the registration of 1,101,732 shares of its Common Stock and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the financial statements and financial statement schedules of Insignia Systems, Inc. for the year ended December 31, 2002, included in its Annual Report (Form 10-K/A) filed with the Securities and Exchange Commission and of our report dated January 22, 2003, with respect to the financial statements of ValuStix, a business unit of Paul A. Richards, Inc. included in its Report on Form 8-K/A of Insignia Systems, Inc. filed February 27, 2003 with the Securities and Exchange Commission.

Minneapolis, Minnesota                      /S/ ERNST & YOUNG LLP
April 4, 2003                               ------------------------------------













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